As filed with the Securities and Exchange Commission on September 12, 2007
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SUPERIOR BANCORP
(Exact Name of Registrant as Specified in its Charter)

Delaware	6711	63-1201350
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification Number)

17 North 20th Street
Birmingham, Alabama 35203
(205) 327-1400
(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)
C. Stanley Bailey
Chief Executive Officer
Superior Bancorp
17 North 20th Street
Birmingham, Alabama 35203
(205) 327-1400
(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copies to:
WILLIAM H. CAUGHRAN
General Counsel
Superior Bancorp
17 North 20th Street
Birmingham, Alabama 35203
(205) 327-1400
ROBERT E. LEE GARNER
KIMBERLY L. HAGER
Haskell Slaughter Young & Rediker, LLC
1400 Park Place Tower
2001 Park Place North
Birmingham, Alabama 35203
(205) 251-1000

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
     If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.☑ (Registration No. 333-142533)
     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier, effective registration statement for the same offering. ☐
CALCULATION OF REGISTRATION FEE

Title of Each Class of		Proposed Maximum	Proposed Maximum
Securities To Be	Amount To Be	Offering Price	Aggregate Offering	Amount of
Registered	Registered (1)	Per Unit	Price (2)	Registration Fee
Common Stock, par value $.001 per share	2,000	N/A	$22,860		$1.00

(1)	Represents the number of additional shares of common stock, par value $.001 per share of Superior Bancorp (“Superior Bancorp common stock”), issuable upon the consummation of the merger of People’s Community Bancshares, Inc. with and into Superior Bancorp, assuming the conversion of each outstanding share of common stock, par value $.01 per share of People’s Community Bancshares, Inc. (“People’s Community Bancshares common stock”), into 2.9036 shares of Superior Bancorp common stock.The Registrant previously registered 6,651,264 shares of Superior common stock on its Registration Statement on Form S-4 (File No. 333-142533).

(2)	In accordance with Rule 457(f)(2), the registration fee is based on the aggregate book value of the number of shares of common stock of People’s Community Bancshares that will be received by the registrant pursuant to the merger.

EXPLANATORY NOTE
     Pursuant to its Registration Statement on Form S-4 (File No. 333-142533) declared effective on May 25, 2007, Superior Bancorp registered 6,651,264 shares of common stock, par value $.001 per share (“Superior Common Stock”) and paid a fee of $2,333.94. Superior Bancorp is filling this Registration Statement on Form S-4 pursuant to General Instruction K to Form S-4 and Rule 462 (b) of the Securities Act of 1933 solely to register 2,000 additional shares of Superior Common Stock for issuance in connection with the consummation of the merger with People’s Community Bancshares, Inc., as contemplated by the Agreement and Plan of Merger, dated January 18, 2007, between Superior Bancorp and People’s Community Bancshares, Inc.
INCORPORATION BY REFERENCE
     The contents of the prior Registration Statement on Form S-4 (file number 333-142533) are hereby incorporated by reference into this Registration Statement.

SIGNATURES
Exhibit Index
EX-5 OPINION OF HASKELL, SLAUGHTER, YOUNG & REDIKER, LLC
EX-23.1 CONSENT OF CARR, RIGGS & INGRAM, LLC
EX-23.2 CONSENT OF HACKER, JOHNSON & SMITH, P.A.

SIGNATURES
     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Birmingham, Alabama, on September 12, 2007.

SUPERIOR BANCORP
By	/s/ C. Stanley Bailey
C. Stanley Bailey
Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ C. Stanley Bailey C. Stanley Bailey	Chief Executive Officer (Principal Executive Officer) and Chairman of the Board	September 12, 2007
/s/ Mark A. Tarnakow Mark A. Tarnakow	Chief Financial Officer (Principal Financial and Accounting Officer)	September 12, 2007
* Roger Barker	Director	September 12, 2007
* K. Earl Durden	Director	September 12, 2007
* Rick D. Gardner	Chief Operating Officer and Director	September 12, 2007
* Thomas E. Jernigan, Jr.	Director	September 12, 2007
* James Mailon Kent, Jr.	Director	September 12, 2007
* James M. Link	Director	September 12, 2007
/s/ Peter Loftis Lowe Peter Loftis Lowe	Director	September 12, 2007
/s/ John C.Metz John C. Metz	Director	September 12, 2007
* D. Dewey Mitchell	Director	September 12, 2007

Signature	Title	Date

* Barry Morton	Director	September 12, 2007
* Robert R. Parrish, Jr.	Director	September 12, 2007
* C. Marvin Scott	President and Director	September 12, 2007
* James C. White, Sr.	Director	September 12, 2007

*By:	C. Stanley Bailey
C. Stanley Bailey
Attorney-in-Fact

Exhibit Index

(5)		Opinion of Haskell Slaughter Young & Rediker, LLC.

(23)-1	—	Consent of Carr, Riggs & Ingram, LLC.

(23)-2	—	Consent of Hacker, Johnson & Smith, P.A.

(24)	—	Power of Attorney *

99-(1)	—	Consent of Hovde Financial, Inc.*

*	Incorporated by reference to the Registration Statement on Form S-4 (File No. 333-142533)